UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2008

NATIONWIDE HEALTH PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	1-9028	95-3997619
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

610 Newport Center Drive, Suite 1150 Newport Beach, California	92660-6429
(Address of Principal Executive Offices)	(Zip Code)

(949) 718-4400

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 25, 2008, Nationwide Health Properties, Inc., a Maryland corporation (together with its subsidiaries, the “Company”), entered into a Formation and Contribution Agreement and Joint Escrow Instructions (the “Contribution Agreement”) with Pacific Medical Buildings LLC, a California limited liability company (“PMB”), and certain of its affiliates. Formed in 1988 and based in San Diego, California, PMB specializes in developing and operating medical office buildings (“MOBs”), outpatient facilities and parking structures for medical groups and hospitals. The Contribution Agreement provides for the Company to acquire up to 18 MOBs for $747.6 million, including the assumption of approximately $282.6 million of indebtedness.

The 18 MOBs, which comprise approximately 1.6 million square feet and include six that are currently in development, are located in California (12), Nevada (3), Hawaii (1), Oregon (1) and Arizona (1). The acquisition of each of the MOBs is subject to the satisfaction of customary closing conditions. Fourteen of the MOBs are expected to be acquired in 2008, two in 2009 and two in 2010.

A significant portion of the consideration for the MOBs is expected be paid in the form of interests in a newly formed limited partnership in which the Company will be the general partner. After a one year holding period, units of limited partnership interest in this partnership will be exchangeable for cash or, at the Company’s option, shares of the Company’s common stock, initially on a one-for-one basis. The number of partnership units issued at each closing will be determined based on the average closing price of the Company’s common stock during the 20 consecutive trading days ending on the fifth trading day prior to the applicable closing, subject to a floor of $29 and a cap of $33 for closings occurring in 2008. At closing, the Company will enter into a registration rights agreement whereby the Company will agree to register the shares of Company common stock that may be issued in the future in exchange for the partnership units.

The Contribution Agreement provides that, after the first closing, the Company’s Board of Directors will be expanded, and a person designated by PMB who has been determined by the Company’s Board of Directors (or its corporate governance and nominating committee) to be qualified to serve will be appointed to fill the resulting vacancy. It is expected that Dr. Jeffrey Rush, PMB’s Chairman, will be designated by PMB to join the Company’s Board of Directors.

At the first closing under the Contribution Agreement, the Company will enter into an agreement with PMB in which the Company will obtain the right, but not the obligation, to acquire up to $1 billion of MOBs developed by PMB over the following seven years.

The Company has also entered into a purchase agreement with PMB to acquire a 50% interest in PMB Real Estate Services LLC (“PMBRES”), a full service property management company. In consideration for the 50% interest, the Company will pay $1 million at closing, plus additional payments on or before March 31, 2010 and 2011 equal to 6x the normalized net operating profit of PMBRES for 2009 and 2010, respectively (in each case, less the amount of all prior payments). PMBRES will be operated as a joint venture between the Company and PMB, with each having the right to appoint two persons to PMBRES’s board of managers. The Company will enter into an agreement with PMBRES under which PMBRES will provide property and asset management services for the MOBs acquired from PMB for a term of ten years. The agreement will provide for an annual asset management fee of 0.65% of revenues, an annual property management fee of 4.0% of revenues, and standard leasing and construction management fees.

In addition to the MOBs to be acquired under the Contribution Agreement, in the fourth quarter of 2007, in association with PMB, the Company acquired seven MOBs in the State of Washington for approximately $120 million, and the Company is also negotiating with PMB to acquire three more MOBs for approximately $60 million. When these ten MOBs are added to the 18 to be acquired under the Contribution Agreement, the total acquisition portfolio consists of 28 properties with approximately two million rentable square feet.

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On February 25, 2008, the Company issued a press release, which sets forth its results of operations for the quarter and year ended December 31, 2007. The press release refers to a supplemental information package that is available on our website, free of charge, at www.nhp-reit.com. A copy of the press release and supplemental information package are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by this reference.

Such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

ITEM 7.01	REGULATION FD DISCLOSURE

On February 25, 2008, the Company issued a press release relating to the PMB transaction. The press release refers to a supplemental information package that is available on our website, free of charge, at www.nhp-reit.com. A copy of the press release and supplemental information package are attached hereto as Exhibits 99.3 and 99.4, respectively, and are incorporated herein by this reference.

The Company has provided to analysts a brochure and a DVD entitled “Realizing the Rewards of Vision,” which describes the PMB transaction. The brochure is available on our website, and the DVD may be viewed on our website, free of charge, at www.nhp-reit.com. The brochure and a transcript of the DVD are also attached hereto as Exhibits 99.5 and 99.6, respectively, and are incorporated herein by this reference.

Such information shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release, dated February 25, 2008, announcing the Company’s results of operations.

99.2	Supplemental information package for the year ended December 31, 2007.

99.3	Press Release, dated February 25, 2008, announcing the PMB transaction.

99.4	Supplemental information package for the PMB transaction.

99.5	Brochure entitled “Realizing the Rewards of Vision.”

99.6	Transcript of DVD entitled “Realizing the Rewards of Vision.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Nationwide Health Properties, Inc. (Registrant)

Date: February 25, 2008	By:	/s/Abdo H. Khoury
Abdo H. Khoury Senior Vice President and Chief Financial and Portfolio Officer

Exhibit Index

Exhibit Number	Description
99.1	Press Release, dated February 25, 2008, announcing the Company’s results of operations.

99.2	Supplemental information package for the year ended December 31, 2007.

99.3	Press Release, dated February 25, 2008, announcing the PMB transaction.

99.4	Supplemental information package for the PMB transaction.

99.5	Brochure entitled “Realizing the Rewards of Vision.”

99.6	Transcript of DVD entitled “Realizing the Rewards of Vision.”